UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2007, Cleveland-Cliffs Inc (the "Company") completed its previously announced acquisition of PinnOak Resources, LLC ("PinnOak") pursuant to the Unit Purchase Agreement, dated as of June 14, 2007, by and among the Company and PinnOak, the Regent Investment Company, L.P., Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)1, L.P., Questor Partners Fund II AIV-1, LLC, Questor General Partner II, L.P., and PinnOak Resources Employee Equity Incentive Plan, LLC. PinnOak is a domestic producer of high-quality metallurgical coal. The purchase price of PinnOak and its subsidiary operating companies was $450 million in cash, of which $108.4 million is deferred until December 31, 2009, plus the assumption of approximately $160 million in debt, which has been refinanced. The purchase agreement includes a contingent earn-out, which ranges from $0 to approximately $300 million dependent upon PinnOak’s performance in 2008 and 2009. Performance in 2008 and 2009 would be paid in 2010 and treated as additional purchase price.

A portion of the purchase price for the acquisition of PinnOak was financed through the Company’s Credit Agreement, dated July 26, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, and the other lenders party thereto (the "Credit Agreement"). Certain of the lenders and other parties under the Credit Agreement are lenders, agents and parties under the Company’s $500 million Multicurrency Credit Agreement, and they and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit
Number Description

99(a) Cleveland-Cliffs Inc published a Press Release dated July 31, 2007 captioned "Cleveland-Cliffs Announces Close of PinnOak Resources Acquisition"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

August 3, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cleveland-Cliffs Inc published a Press Release dated July 31, 2007 captioned "Cleveland-Cliffs Announces Close of PinnOak Resources Acquisition"